UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 28, 2007

BRAMPTON CREST INTERNATIONAL INC.
(Exact name of registrant as specified in this charter)

NEVADA	000-1321002	30-0286164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1224 Washington Avenue, Miami Beach, Florida	33139
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code: (305) 531-1174

(Former Name or Former Address, if Changes Since Last Report)

Item 1.01. Entry into a Material Definitive Agreement

On August 25, 2007, the Brampton Crest International, Inc. (the “Company” or “Brampton”) entered into a Memorandum of Understanding with America’s Emergency Network, LLC. (“AEN”), a Florida limited liability company, whereby the parties outlined the basic terms of a reverse triangular merger to be accomplished pursuant to the terms of a Preliminary Term Sheet executed simultaneously with the Memorandum of Understanding (the “Memorandum”). The Memorandum is subject to Brampton’s completion of its due diligence, to be completed within 45 days of the execution of the Term Sheet. Following such due diligence, AEN’s counsel will prepare the Definitive Agreements incorporating the terms of the Preliminary Term Sheet.

The Memorandum outlines a two stage transaction wherein in Phase I, to be completed within 45 days from the Memorandum date, Brampton shall make a $1,000,000 equity investment in AEN, receiving 5% of the membership interests in AEN. In Phase II, to be completed on or before March 3, 2008 (“Phase II Closing Date”), the Company will make a $5,000,000 equity investment in AEN pursuant to a reverse triangular merger, which contemplates that the record shareholders of the Company will then own 20% of the issued and outstanding shares of the capital stock of the merged entities. Immediately prior to the Phase II Closing Date, the Company will dispose all of its current assets.

The post merger Company shall have not less than 500 shareholders and the Company, through its subsidiary, Laurentian Peak Capital Group, Inc., will have the right to appoint one advisor to the Board of Directors of the post merger Company. Shareholders holding more than 5% of the post merger Company shall agree not to sell or transfer any shares for 1 year holding period, nor more than 12.5% in any 90 day period without consent of the Company. There will be no dilution of shareholder equity for 18 months after the Phase II Closing Date.

It is the intent of the parties that Phase II qualifies as a tax-free re-organization of AEN and therefore the terms of the Preliminary Term Sheet between the parties may be subject to modification based upon an analysis of the tax consequences to the parties.

Within 21 days from execution of the Memo of Understanding, the Company, through its subsidiary, Laurentian Peak Capital Group, Inc., will loan AEN $200,000., at 12% per annum, payable monthly for a term ending at the earlier of one (1) year or the day the Company completes the $1,000,000 equity investment in AEN. AEN will grant a first priority lien on all AEN assets as security.

In the event that the Company fails to raise the Phase II capital, and the closing of the merger does not occur, Brampton shall remain a minority member of AEN, with a 5% equity interest. If in such event, AEN shall have until July 3, 2008 to buy back the 5% interest for $1,250,000.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

99.1	Memorandum of Understanding by and between America’s Emergency Network, LLC and Brampton Crest International, Inc., dated August 25, 2007.

99.2	Preliminary Term Sheet regarding America’s Emergency Network, LLC and Brampton Crest International, Inc., dated August 25, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

August 29, 2007
BRAMPTON CREST INTERNATIONAL INC.

	By:	/s/ Robert Wineberg
Robert Wineberg
Chief Executive Officer